EXHIBIT 23.5

Consent of Independent Engineers

We refer to our report auditing estimates of the conventional natural gas, natural gas liquids and oil reserves attributable to Husky Energy Inc. as of December 31, 2019 (the “Report”).
We hereby consent to the use of and reference to the Report incorporated by reference in this Registration Statement on Form S-8.

Sincerely,

Sproule Associates Limited

/s/ Cameron P. Six
Cameron P. Six, P. Eng.
Senior Petroleum Engineer

January 4, 2021
Calgary, Alberta, Canada